Exhibit 23.1

Kost Forer Gabbay & Kasierer 144A Menachem Begin Road Tel-Aviv 6492102, Israel	Tel: +972-3-6232525 Fax: +972-3-5622555 ey.com

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Share Option Plan of Maris-Tech Ltd. of our report dated May 15, 2026, with respect to the consolidated financial statements of Maris-Tech Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

Tel Aviv, Israel	/S/ Kost Forer Gabbay & Kasierer
July 7, 2026	A Member of EY Global